UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2021

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: This Report on Form 8-K/A is being filed to correct a typographical error in the previous filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 22, 2021, the board of directors (the “Board”) of Elys Game Technology, Corp. (“the “Company”) pursuant to the Company’s employment agreement with Michele Ciavarella, dated December 31, 2018, as amended July 5, 2019 and December 30, 2020, in lieu of $140,000 of base salary payable to him in respect of calendar year ending December 31, 2021, issued Mr. Ciavarella a restricted stock grant (“RSUs”) under its 2018 Equity Incentive Plan, as amended (the “Plan”), vesting upon issuance, to purchase 24,476 shares of the Company’s common stock.

In addition, on January 22, 2021, in lieu of $1,003,265.12 of accrued salary payable to him, the Board issued Mr. Ciavarella RSUs under its Plan, vesting upon issuance, to purchase 175,396 shares of the Company’s common stock.

On January 22, 2021, as a performance bonus award, the Board issued Alessandro Marcelli, Beniamino Gianfelici, Luca Pasquini, Gabriele Peroni and Franco Salvagni RSUs under its Plan, vesting upon issuance, to purchase 34,002, 63,278, 44,968, 74,294 and 70,807 shares of the Company’s common stock, respectively.

On January 22, 2021, in lieu of $30,000 of accrued director fees payable to him, the Board issued Steve Shallcross RSUs under its Plan, vesting upon issuance, to purchase 5,245 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman